Exhibit 10.7
Name:
Grant Date:

About This Statement
This personalized statement shows your ELG Restricted Stock Unit (“ELG RSU”) Award under the United Technologies Corporation 2018 Long-Term Incentive Plan (the “LTIP”). The Award shown in this statement is nontransferable and subject to the Schedule of Terms, the terms and conditions set forth in the LTIP and the ELG Program.

Your Award

Type	Number of Units	Grant Price	Estimated Present Value	Vesting Date
RSUs		$	$	TBD*
*Satisfaction of criteria specified in the ELG Agreement, the ELG program materials and the Schedule of Terms following a minimum of 3 years of ELG Service

Time Based RSUs

How do RSUs work?

■ An RSU represents the right to receive one share of Common Stock of the Corporation
̶ Special rules apply for vesting (see Schedule of Terms)
̶ Reinvested dividends are earned on unvested RSUs
̶ Upon vesting, in most countries, RSUs are converted to shares and issued into a UBS account
̶ Awards may be paid in cash where local law restricts the distribution of Common Stock

■ Dividends are payable on issued shares

How to Accept Your Award – Within 150 Days
You will receive an email from UBS alerting you that your Award has posted to your UBS account. You must acknowledge and accept the terms and conditions of your Award electronically via UBS One Source. You can access the UBS One Source site from any computer (using your UBS Participant ID and PIN) at http://www.ubs.com/onesource/utx.

First time Award recipients will receive their UBS Participant ID from UTC’s Stock Plan Administrator and their temporary password from UBS.

If you do not accept your Award on-line at UBS One Source within 150 days of the Grant Date, your Award will be forfeited.

The award shown in this statement is nontransferable and is subject to the terms and conditions of the LTIP. I acknowledge this statement of award and the Executive Leadership Group Restricted Stock Unit Retention Award Schedule of Terms and the LTIP. I understand that I am accepting this award subject to the Schedule of Terms and the LTIP and the terms and conditions of the Executive Leadership (“ELG”) program. In accepting this award, I accept responsibility for any tax liabilities associated with this award at the time of grant, lapse, exercise and/or sale. I authorize the Company, its Affiliates and its third party administrators to collect, use, process, transfer, and hold my personal data, in electronic or other form, as required for the implementation, administration and management of this award and the LTIP within or outside the country in which I reside or work.